 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025 (May 13, 2025)

CHARLTON ARIA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St #848

Wilmington, DE 19801

(Address of principal executive offices)

909-214-2482

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

Charlton Aria Acquisition Corporation (the “Company,” “we,” “us” or “our”) hereby discloses that, on May 13, 2025, Sunny Tan Kah Wei, an individual residing in Malaysia and the sole shareholder of our sponsor, ST Sponsor II Limited, a Cayman Islands exempted company (“Sponsor”), closed upon the transaction provided for by a Share Purchase Agreement (the “Sponsor Sale SPA”), dated as of May 12, 2025, with Sovereign Global Trust LLC, a Delaware limited liability company (“Buyer”).

Pursuant to the Sponsor Sale SPA, Mr. Wei sold all of his shares in Sponsor, representing a 100% interest therein, to Buyer, and Buyer became the sole shareholder of Sponsor. The purchase price was $4,000,000 consisting of funds held by Buyer for investment purposes, paid in cash at closing, plus customary transaction costs. This transaction is referred to below as the “Sponsor Transaction.”

Buyer’s sole member (owner) and sole manager is Valley Point Limited, a British Virgin Islands corporation (“Valley Point”). Accordingly, Valley Point is now the sole shareholder of Sponsor and as such is deemed to have sole voting and investment discretion with respect to our shares and other securities held by Sponsor. Valley Point’s sole member and sole manager is Chen Siak Chan, a resident and citizen of Singapore. Accordingly, Chen Siak Chan, in his capacity as sole member and sole manager of Valley Point, the sole shareholder of Sponsor, is also deemed to have sole voting and investment discretion with respect to our shares and other securities held by Sponsor.

The composition of our board of directors and officers remains unchanged following the closing of the Sponsor Transaction.

Pursuant to our Memorandum and Articles of Association, unless and until the Company completes a business combination, the holders of our Class B ordinary shares (“Class B Shares”) are our only shareholders with voting power with respect to the composition of our board of directors. Sponsor holds 1,905,000 of our Class B Shares, representing approximately 89.6% of the Class B Shares issued and outstanding.

Chen Siak Chan and Valley Point, through their direct and indirect ownership and control of Sponsor following the closing of the Sponsor Transaction, hold sufficient voting power to elect and remove members of our board of directors. Accordingly, the Sponsor Transaction may be deemed to constitute a “change in control” of the Company for the purposes of Form 8-K, Item 5.01.

Item 8.01 Other Events

As was the case when Mr. Wei was the sole shareholder and manager of Sponsor, due to the ownership and control of Sponsor now held by Chen Siak Chan and Valley Point, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For further information, see the section entitled “Risk Factors” the risks described in our final prospectus filed with the SEC on October 24, 2024 (File No. 333-282313), and in particular the risk factor entitled “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 70 thereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlton Aria Acquisition Corporation

	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

Date: May 19, 2025